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BakerBotts.com

April 29, 2015

Tallgrass Energy GP, LP

4200 W. 115th Street, Suite 350

Leawood, Kansas 66211-2609

Ladies and Gentlemen:

We have acted as counsel to Tallgrass Energy GP, LP, a Delaware limited partnership (the “Partnership”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale by the Partnership of up to an aggregate of 40,607,650 Class A shares representing limited partner interests in the Partnership (the “Shares”) as set forth in the Prospectus (the “Prospectus”) forming part of the Registration Statement on Form S-1 (File No. 333-202258), as amended (the “Registration Statement”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”). In connection therewith, we prepared the discussion set forth under the caption “Material U.S. Federal Income Tax Consequences,” in the Registration Statement (the “Discussion”).

We hereby confirm that all statements of legal conclusions, but not statements of factual matters, contained in the Discussion constitute the opinion of Baker Botts L.L.P. with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein.

In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of (i) the Partnership’s and its general partner’s statements, covenants, and representations contained in the Registration Statement, (ii) a representation letter provided to us by the Partnership in support of this opinion, and (iii) other information provided to us by the representatives of the Partnership.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm and this opinion in the Discussion and under the caption “Legal Matters” in the Prospectus. We further consent to the incorporation by reference of this opinion and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Shares. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.